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                                                                    EXHIBIT 11.1

                              MASTECH CORPORATION
                      CALCULATION OF  PER SHARE EARNINGS
                      ----------------------------------
                 (Dollars in thousands, except per share data)
                 ---------------------------------------------
                                   (Unaudited)
                                   -----------

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
                                                                                   For the Three Months Ended
                                                                           ------------------------------------------
                                                                               March 31, 1998        March 31, 1997
                                                                           ----------------------  ------------------
Basic earnings per share
 Net income                                                                           $     6,508         $     2,309

Divided by:
 Weighted average common shares                                                        47,268,216          43,309,200
                                                                                      -----------         -----------

Basic earnings per share                                                              $      0.14         $      0.05
                                                                                      ===========         ===========

Diluted earnings per share
 Net income                                                                           $     6,508         $     2,309

Divided by the sum of:
 Weighted average common shares                                                        47,268,216          43,309,200
 Dilutive effect of common stock equivalents                                              881,832             161,192
                                                                                      -----------         -----------
 Diluted average common shares                                                         48,150,048          43,470,392
                                                                                      -----------         -----------

Diluted earnings per share                                                            $      0.14         $      0.05
                                                                                      ===========         ===========
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